Exhibit 10.1

AMENDMENT NO. 5 TO LEASE

This AMENDMENT NO. 5 TO LEASE (“Amendment No. 5”), effective as of January 13, 2017, (“Amendment Effective Date”) is entered into by and between NXP USA, Inc. (formerly FREESCALE SEMICONDUCTOR, INC.), a Delaware corporation and 100% affiliated company of NXP Semiconductors N.V (“Landlord”), and EVERSPIN TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), with reference to the following facts:

A.    Landlord and Tenant are parties to that certain Lease dated as of June 5, 2008 (“Original Lease”), as amended by Amendment No. 1 to Lease executed by Tenant on February 2, 2009 (“Amendment No. 1”), Amendment No. 2 to Lease dated March 1, 2010 (“Amendment No. 2”), Amendment No. 3 to Lease dated July 20, 2011 (“Amendment No. 3”), and Amendment No. 4 to Lease dated June 10, 2014 (“Amendment No. 4”) (the Original Lease as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, and Amendment No. 4 is referred to as the “Lease”), pursuant to which Landlord leases to Tenant certain space (“Premises”) located at 1300 North Alma School Road, Chandler Arizona as further described in the Lease.

B.    On April 14, 2015, Landlord provided Tenant with notice of Lease termination (the “Termination Notice”), with such termination effective April 14, 2017.

C.    As of the Amendment Effective Date, the parties desire to amend the Lease to increase the Office Space, to decrease the Fab Space, and to adjust the Monthly Fixed Rent applicable to the Office Space and the Fab Space.

NOW, THEREFORE, in consideration of the above recitals which are hereby incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree, effective as of the Amendment Effective Date, to amend the Lease as follows:

1.    Definitions. All capitalized terms not otherwise defined herein have the meanings given them in the Lease.

2.    Termination Notice. The Parties agree that the Termination Notice is revoked and the Lease remains in effect.

3.    Lab Space Removal. No later than the April 14, 2017, Tenant shall surrender the Lab Space in the condition required under Section 8.B. of the Lease. Subject to the terms of the preceding sentence, Landlord shall accept the surrender of the Lab Space and terminate the Lease with respect to the Lab Space only, and thereafter neither Tenant nor Landlord shall have any further obligations with respect to the Lab Space, except for accrued rents to be paid, year-end reconciliations of Additional Rent (including Rental Taxes) under Section 4.A of the Lease, and indemnity obligations which, by their nature, survive termination.

4.    Premises. Section 1.A. of the Lease is deleted in its entirety and replaced with the following:

“A. For and in consideration of the covenants and agreements on the part of the Tenant contained herein, and under and subject to the terms and conditions hereof, Landlord hereby leases and demises unto Tenant those certain premises in portions of the building known as M Building (the “Building”) which is part of that certain project owned by Landlord known as “Chandler” (herein the “Project”) located at 1300 North Alma School Road, Chandler, Arizona 85224 as illustrated on Exhibit A attached hereto and hereby made a part hereof containing 1,484 square feet of office space in M Building (the “Office Space”) and 10,012 square feet of fabrication space in M Building (herein the “Fab Space” and also hereinafter called the “Premises”) as illustrated on the floor plans contained in Exhibit C attached hereto and made a part hereof, together with the right to use certain facilities that are located on the real property legally described in Exhibit D, attached hereto and made a part hereof (herein the “Property”) that are provided by Landlord in common to Tenant, Landlord’s employees and other third parties such as vendors and suppliers designated by Landlord and are defined below as Common Areas.”

5.    Term. Section 2 of the Lease is hereby deleted in its entirety and replaced with the following:

“The term of this Lease shall commence on June 5, 2008 (the “Commencement Date”) and end on January 28, 2019 (the “Term”).”

6.    Exhibit C. Exhibit C to the Lease is deleted in its entirety and replaced with the new Exhibit C Floor Plans of Premises attached hereto as Schedule 1 to this Amendment No. 5.

7.    Fixed Rent. Exhibit E to the Lease is deleted in its entirety and replaced with the new Exhibit E Fixed Rent Chart attached hereto as Schedule 2 to this Amendment No. 5.

8.    Brokers. Tenant hereby represents to Landlord that Tenant has deal with no broker in connection with this Amendment No.5. Tenant agrees to indemnify and hold Landlord harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment No. 5. Landlord agrees to indemnify and hold Tenant harmless from all claims of any broker claiming to have represented Landlord in connection with this Amendment No.5.

9.    Miscellaneous. This Amendment No. 5 sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged an in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment No.5, the provisions of this Amendment No.5 shall govern and control. Each signatory of this Amendment No.5 .represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. This Amendment No. 5 may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Amendment .No. 5 may be executed in so-called “PDF” format, and each party has the right to rely upon a PDF counterpart of this Amendment No. 5 signed by the other party to the same extent as if such party had received an original counterpart.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment No. 5.

LANDLORD:		TENANT:

NXP USA, INC.		EVERSPIN TECHNOLOGIES, INC.,
a Delaware corporation		a Delaware corporation

By:	/s/ Katharine Haight	By:	/s/ Jeff Winzeler
Name:	Katharine Haight	Name:	Jeff Winzeler
Title:	Authorized Representative	Title:	Chief Financial Officer
Date:	March 22, 2017	Date:	3/22/17

Schedule 1

EXHIBIT C

Floor Plans of Premises

Office Space – Chandler M Building - Level 2

Fab Space – Chandler M Building - Level 1

Schedule 2

EXHIBIT E

Fixed Rent Chart

The Fixed Rent is:

Premises	Rentable Square Feet	Annual Fixed Rent	Monthly Fixed Rent
Office Space (M and N Building	1,484	$39,057	$3,254.73
Fab Space (M Building)	10,012	$782,285	$65,190.42
Lab Space (A Building)	6,495	$1,257	$15,089.36

TOTAL	18,327	$821,342	$87,279.18

The rate for each of the above items will increase on June 7, 2017 (and each anniversary thereafter) of the Lease Term by an amount equal to four percent (4.0%) of the rate for such item for the preceding period.

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